Exhibit 99.1
Highlands Bankshares, Inc. Reports First Quarter 2017 Results
Strongest Combination of Earnings, Credit, and Capital in Company History; Strong Deposit, Loan, and Merchant Services Production; Recipient of Two Best of Recognitions; Hired Leading Greensboro Mortgage Banking Team

ABINGDON, Va., May 1, 2017 /PRNewswire/ -- Highlands Bankshares, Inc. (OTCQX: HLND) today reported earnings of $1.0 million or $0.10 per diluted share, for the quarter ended March 31, 2017, compared with net income of $155,000, or $0.02 per diluted share, for the quarter ended December 31, 2016 and net income of $530,000, or $0.05 per diluted share, for the quarter ended March 31, 2016.  Return on assets and return on equity were 0.67% and 7.65%, respectively.

 "Highlands is off to a solid start in 2017.  With the help of many, our earnings quality, profitability, and risk profile each have markedly improved over the last twelve months," said Timothy K. Schools, President and Chief Executive Officer.  "In a relatively short period, we have established a strong credit culture, made strides in rationalizing our expense base, and strengthened our business development capabilities.  Importantly, our customers continue to receive outstanding service and rewarded Highlands by being recognized as the High Country's best bank for the third year in a row and as the highest ranked bank in our Abingdon and Bristol markets - actually moving up one position from a year ago.  With heightened focus and discipline, we see continued improvement and we are positioned for an exciting future."
"As previously reported, last year we proactively elected to recognize losses related to several long-standing credit issues and experienced severance costs in an effort to right-size our staffing needs.  In addition to our improved earnings from these actions, first quarter included a number of accomplishments.  Most importantly, our past dues were 1.14 percent, down from 4.11 percent only a year ago.  Key to this improvement was the payoff of our largest nonperforming loan of $3 million.  Following the hiring of our new High Country and Tri-Cities Market Executives, we hired a Knoxville Market Executive with extensive commercial and consumer experience across metro Knoxville at Pinnacle, BB&T, and SunTrust.  These hires have amplified our revenue capabilities.  Combined with six significant mergers underway across our region, we feel we have a tremendous opportunity to expand our personalized banking services."
"In the first quarter, we increased non-interest bearing deposits $6 million, expanded our merchant services accounts by 54 to a total of 290 – up from 188 a year ago, and produced $25 million of new loans for the second consecutive quarter – a level not achieved in over a decade.  Not historically having residential mortgage capabilities, we formed a mortgage company in Raleigh in the second quarter of last year and followed that with the hiring of mortgage loan originators in our banking markets.  In the last week of the first quarter, we were excited to have one of Greensboro's leading mortgage banking teams join Highlands, giving us a presence in another strong, growing metro area.  Lastly, to bring additional experiences and help us achieve our vision across a broader geography, we are adding three well recognized and accomplished executives to our board of directors, subject to regulatory approval:  Sutton Bacon – Chairman, Nantahala Outdoor Center; Chuck Meade – President, Meade Tractor; and Rob Moser – Chief Operating Officer, Immedion."
Key Performance Indicators
	Target	1Q17	4Q16	1Q16
Return on Assets	1.25%	0.67%	0.10%	0.34%
Revenue Growth	5.00%	(4.10)%	1.72%	13.21%
Net Interest Margin	3.75%	3.46%	3.66%	3.63%
Non-Interest Income to Assets	1.00%	0.83%	0.88%	0.74%
Non-Interest Expense to Assets	2.75%	2.87%	3.94%	3.30%
Efficiency Ratio	55.00%	74.94%	97.34%	84.38%
Net Charge-offs to Total Loans	0.30%	0.11%	0.21%	0.05%
Revenue Growth
First quarter total revenue (tax-equivalent net interest income plus non-interest income) declined $257,000 to $5.9 million from $6.2 million in the fourth quarter of 2016.  The decline in quarterly revenue is a result of the fourth quarter benefiting from the recovery of interest for the Company's largest nonperforming loan and the first quarter having two fewer days. Net interest income was $4.7 million in the first quarter of 2017 compared to $4.8 million in the fourth quarter of 2016.  First quarter 2017 non-interest income totaled $1.3 million compared to $1.4 million in the previous quarter.
The tax-equivalent net interest margin for the first quarter of 2017 declined twenty basis points to 3.46 percent from 3.66 percent for the fourth quarter of 2016.  The net interest margin decline was principally due to the interest recovery of the Company's largest non-performing loan that paid off in January of 2017.  Deposits and loans remained relatively flat from the prior quarter.  However, the Company continued to improve the mix of deposits increasing the percentage of core deposits and non-interest bearing deposits and the underlying quality of the loans.  Loan production, as discussed above, was at its highest level for the second consecutive quarter but was offset by the payoff of the Company's largest nonperforming loan.
Efficiency
Operating efficiency is a core tenet of the Company's operations and is viewed as a significant opportunity.  The Company monitors efficiency using a number of metrics to include:  assets per employee, non-interest expense to assets, and non-interest expense to total revenue (efficiency ratio).  Highlands' has historically been more inefficient than industry peers in each of these metrics.  Efficiency and performance measurement became a focus in 2016.  Significant progress has been achieved and is expected to continue to improve.
Non-interest expense to assets was 2.87 percent in the first quarter of 2017, an improvement from a historical level of 3.25 percent plus.  With well run banking institutions operating in a range of 2.50 to 2.75 percent, the Company has established a target of 2.75 percent or below.  Highlands' elevated level relative to the industry has been the result of lower productivity per employee, paying above market prices on contracts from a lack of competitive bidding, and services that are procured and not used.  Each of these were evaluated in 2016 and strategies were identified to bring them thoughtfully closer to industry levels.  A sub component of this measure is assets per employee.  Well run banking institutions operate in a range of $4 to $5 million of assets per employee.  In first quarter 2017, the Company's assets per employee was $3.5 million – an improvement from its historical level of $2.5 million. This is the first time the Company has reported a number above $3 million in the last decade.
The efficiency ratio is a measure of the revenue produced from the Company's assets and human resources.  In the first quarter of 2017, the efficiency ratio improved to 74.94 percent – its lowest level since 2007.  With well run banking institutions operating in a range of 50 to 55 percent, Highlands expects this metric to continue to improve.  Three factors contribute to the remaining gap:  non-staffing related expense relative to peers, the level of cash and our cash and securities investment yield relative to peers, and our investment in our mortgage company whereby our volume continues to ramp up.

Asset Quality
The Company's primary focus over the past year has been to establish a strong credit culture.  Significant time was invested in working through a large amount of nonperforming assets, a high level of past due loans, identifying and strengthening weak pass credits, and ensuring the new loans produced by the bank are of higher quality.  This effort has resulted in an improved credit risk profile as illustrated by a greater than fifty percent reduction in past due loans and nonperforming assets.
Provision for credit losses for the first quarter of 2017 totaled $17,000.  The Company continues to benefit from a lower risk profile.  Net loan charge-offs were $116,000 or 0.11 percent annualized to end of period loans below the Company's established target of 0.30 percent. A stable allowance for loan losses at March 31, 2017 of 1.16 percent of end of period total loans combined with declining nonperforming loans, increased the allowance for loan losses as a percent of nonperforming loans to 137.0 percent from 118.2 percent on December 31, 2016.
Total past due loans as a percent of end of period loans were 1.14 percent at March 31, 2017 an improvement from 1.87 percent at December 31, 2016.  Importantly, total loans 30-89 days past due were 0.29 percent of period end loans.  Total loans greater than 90 days past due remain higher than desired at 0.84 percent of period end loans and are principally comprised of two legacy loans.  The historical elevated past dues were a result of the bank:  1) having created a culture whereby payment due dates were not enforced, 2) having had underwriting criteria materially below industry norms, and 3) not having a formal collection process.  Over the last year, each of these issues have been addressed and the Company anticipates operating at the newly achieved lower levels.
Nonperforming assets were $6.2 million or 1.50 percent of total loans and OREO at March 31, 2017 an improvement from $6.8 million and 1.64 percent at December 31, 2016.  Fifty percent of the Company's current nonperforming assets are related to the two legacy past due loans mentioned above and a single OREO property.  The OREO property was a broker originated  participation for the development of class A commercial office space which is now complete and partially occupied.  Unlike most OREO, this property is generating income that exceeds its carrying cost.
Capital and Liquidity
At March 31, 2017, the equity to assets ratio was 8.86 percent.  The regulatory capital ratios for the Company's subsidiary bank, Highlands Union Bank, were: Tier 1 Leverage Ratio of 7.80 percent, Tier I Risk-Based Capital ratio of 12.15  percent, and Total Risk-Based Capital ratio of 13.37 percent an improvement from 7.59 percent, 11.78 percent, and 13.02 percent at December 31, 2016, respectively. The regulatory capital ratios are significantly above the levels required to be considered "well capitalized," which is the highest possible regulatory designation.
The Company's loan to deposit ratio was 82.6 percent and the loan to asset ratio was 66.0 percent at March 31, 2017.  The Company maintained cash and investment securities totaling 25.7 percent of assets as of this date.  Further, the Company's deposit mix is weighted heavily towards customer deposits which funded 80.2 percent of assets at March 31, 2017 of which 57.4 percent is represented by core deposits to include 22.5 percent in non-interest bearing deposits.  Time deposits funded 22.8 percent of assets at March 31, 2017, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the granularity and strength of the company's funding.
About Highlands Bankshares, Inc.
Highlands provides a relationship-based and highly personal banking experience to small to mid-sized private businesses, professionals, and other individuals.  Focused on providing value to each and every customer, Highlands delivers banking services through highly skilled employees, digital channels, as well as 14 branches located in Western North Carolina, Eastern Tennessee, and Southwest Virginia.
Cautions Concerning Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to financial and operational performance and certain plans, expectations, goals and projections.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, these statements are inherently subject to numerous assumptions, risks and uncertainties, and there can be no assurances that actual results, performance or achievements will not differ materially from those set forth or implied in the forward-looking statements.  For an explanation of the risks and uncertainties associated with forward-looking statements, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.  All forward-looking statements included in this press release are based upon information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Highlands Bankshares Inc. (OTCQX : HLND)
Balance Sheet
(Dollars in Thousands)
(Unaudited)	Quarter Ended:			Sequential	Year over
	March 31	December 31	March 31	Quarter	Year
	2017	2016	2016	% Change	% Change

Assets:
Cash and Due from Banks	$ 22,122	$ 27,391	$ 18,298	-19%	21%
Fed Funds Sold	34,066	22,994	31,600	48%	8%
Cash and Cash Equivalents	56,188	50,385	49,898	12%	13%

Investment Securities Available for Sale	96,384	95,073	83,599	1%	15%
Other Investments, at cost	6,385	6,637	6,611	-4%	-3%
Total Investments	102,769	101,710	90,210	1%	14%

Loans Held For Sale	3,063	1,255	-	144%	N/A
Loans Held For Investment	409,111	409,667	428,152	0%	-4%
Allowance for Loan Losses	4,728	4,829	5,825	-2%	-19%
Total Net Loans	404,383	404,838	422,327	0%	-4%

Premises and Equipment, net	17,843	17,814	20,435	0%	-13%
Deferred Tax Assets	12,519	12,989	11,646	-4%	7%
Other Real Estate Owned	2,741	2,768	5,346	-1%	-49%
Bank Owned Life Insurance	14,409	14,314	14,021	1%	3%
Accrued Interest Receivable	1,845	2,047	1,811	-10%	2%
Other Assets	3,776	4,558	2,138	-17%	77%
Total Other Assets	53,133	54,490	55,397	-2%	-4%

Total Assets	$ 619,536	$ 612,678	$ 617,832	1%	0%

Liabilities and Shareholders' Equity:
Deposits:
Demand, Non-Interest Bearing	$ 140,616	$ 134,488	$ 128,122	5%	10%
Interest Bearing	354,851	355,381	364,975	0%	-3%
Total Deposits	495,467	489,869	493,097	1%	0%

Interest, taxes and other liabilities	1,477	1,353	1,240	9%	19%
Other short-term borrowings	27,552	27,552	20,051	0%	37%
Long-term debt	40,133	40,146	47,686	0%	-16%
Total Other Liabilities	69,162	69,051	68,977	0%	0%

Total Liabilities	564,629	558,920	562,074	1%	0%

Shareholders' Equity:
Common Stock	5,124	5,124	5,070	0%	1%
Preferred Stock	4,184	4,184	4,184	0%	0%
Additional Paid-in Capital	18,946	18,891	18,891	0%	0%
Retained Earnings	27,817	26,785	27,303	4%	2%
Accumulated Other Comprehensive Income (Loss)	(1,164)	(1,226)	310	-5%	-475%
Total Shareholders' Equity	54,907	53,758	55,758	2%	-2%

Total Liabilities and Shareholders' Equity	$ 619,536	$ 612,678	$ 617,832	1%	0%

Highlands Bankshares Inc. (OTCQX : HLND)
Income Statement
(Dollars in thousands, except per share data)
(Unaudited)	Quarter Ended:			Sequential	Year over
	March 31	Dec 31	March 31	Quarter	Year
	2017	2016	2016	% Change	% Change

Interest Income
Loans receivable and fees on loans	$ 5,049	$ 5,349	$ 5,478	-6%	-8%
Securities available for sale:
Taxable	435	374	297	16%	46%
Exempt from taxable income	86	88	78	-2%	10%
Other investment income	61	54	57	13%	7%
Federal funds sold	50	30	26	67%	92%

Total interest income	5,681	5,895	5,936	-4%	-4%

Interest Expense
Deposits	446	450	453	-1%	-2%
Other borrowed funds	585	602	592	-3%	-1%

Total interest expense	1,031	1,052	1,045	-2%	-1%

Net Interest Income	4,650	4,843	4,891	-4%	-5%

Provision for Loan Losses	17	40	224	-58%	-92%

Net interest income after provision for loan losses	4,633	4,803	4,667	-4%	-1%

Non-interest Income
Securities gains, losses, net	-	-	35	0%	0%
Mortgage Banking Income	226	164	-
Service charges on deposit accounts	397	456	398	-13%	0%
Other service charges, commissions and fees	498	571	441	-13%	13%
Other operating income	166	160	284	4%	-42%

Total Noninterest Income	1,287	1,351	1,158	-5%	11%

Non-interest Expense
Salaries and employee benefits	2,493	3,155	2,919	-21%	-15%
Occupancy expense of bank premises	323	324	313	0%	3%
Furniture and equipment expense	346	368	351	-6%	-1%
Other operating expense	1,267	1,829	1,302	-31%	-3%
Foreclosed Assets - Write-down and operating expenses	20	353	219

Total Noninterest Expense	4,449	6,029	5,104	-26%	-13%

Income Before Income Taxes	1,471	125	721	1077%	104%

Income Tax Expense (Benefit)	439	(30)	191	-1563%	130%

Net Income	$ 1,032	$ 155	$ 530	566%	95%

Basic earnings per share ($)	0.13	0.02	0.07	550%	86%
Diluted earnings per share ($)	0.10	0.02	0.05	400%	100%

Highlands Bankshares Inc. (OTCQX : HLND)
Income Statement
(Dollars in thousands, except per share data)
(Unaudited)	For the Three Months Ended		One
	March	March	Year
	2017	2016	% Change

Interest Income
Loans receivable and fees on loans	$ 5,049	$ 5,478	-8%
Securities available for sale:
Taxable	435	297	46%
Exempt from taxable income	86	78	10%
Other investment income	61	57	7%
Federal Funds sold	50	26	92%

Total interest income	5,681	5,936	-4%

Interest Expense
Deposits	446	453	-2%
Other borrowed funds	585	592	-1%

Total interest expense	1,031	1,045	-1%

Net Interest Income	4,650	4,891	-5%

Provision for (recapture of) loan losses	17	224	-92%

Net interest income after provision for loan losses	4,633	4,667	-1%

Non-interest Income
Securities gains, losses, net	0	35	-100%
Mortgage Banking Income	226	0	100%
Service charges on deposit accounts	397	398	0%
Other service charges, commissions and fees	498	441	13%
Other operating income	166	284	-42%

Total Noninterest Income	1,287	1,158	11%

Non-interest Expense
Salaries and employee benefits	2,493	2,919	-15%
Occupancy expense of bank premises	323	313	3%
Furniture and equipment expense	346	351	-1%
Other operating expense	1,267	1,302	-3%
Foreclosed Assets - Write-down and operating expenses	20	219	-91%

Total Noninterest Expense	4,449	5,104	-13%

Income Before Income Taxes	1,471	721	104%

Income Tax Expense (Benefit)	439	191	130%

Net Income	$ 1,032	$ 530	95%

Basic earnings per share ($)	0.13	0.07	86%
Diluted earnings per share ($)	0.10	0.05	100%

Highlands Bankshares Inc. (OTCQX : HLND)
Asset Quality and Capital Adequacy
(Dollars in thousands, except per share data)
(Unaudited)

	March 31	Dec 31	March 31
Period Ended	2017	2016	2016

Asset Quality
Loans 90 days past due & still accruing interest	$ -	$ -	$ -
Nonaccrual loans (1)	3,452	3,999	9,493
Total nonperforming loans	3,452	3,999	9,493
OREO and repossessed assets, net	2,741	2,768	5,358
Total Nonperforming Assets	$ 6,193	$ 6,767	$ 14,851

Nonperforming loans to loans and OREO	0.84%	0.97%	2.19%
Nonperforming assets to loans and OREO	1.50%	1.64%	3.43%
Allowance for loan losses to total loans	1.16%	1.16%	1.36%
Allowance for loan losses to nonperforming loans	136.96%	118.23%	61.36%
Past due loans to end of period loans	1.14%	1.87%	3.34%
Net chargeoffs (annualized) to end of period loans	0.11%	0.21%	0.05%

Profitability Ratios
Net interest margin	3.46%	3.66%	3.63%
Return on average assets	0.67%	0.10%	0.34%
Return on average equity	7.59%	1.14%	3.87%
Efficiency ratio	74.94%	97.34%	84.38%

Capital Data (at quarter end)
Book value per common share	$ 5.85	$ 5.71	$ 6.02
Shares outstanding-common	8,199,230	8,199,230	8,112,563
Shares outstanding-preferred	2,092,287	2,092,287	2,092,287
Book value per share including preferred shares	$ 5.34	$ 5.22	$ 5.46

Capital Adequacy -Bank Only
Tier 1 leverage ratio	7.80%	7.59%	7.60%
Tier 1 risk-based capital ratio	12.15%	11.78%	11.84%
Total risk-based capital ratio	13.37%	13.02%	13.11%